UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 17, 2012

MACROSOLVE, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	333-150332	73-1518725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1717 South Boulder Ave. Suite 700, Tulsa, Oklahoma 74119
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 280-8693

Copy of correspondence to:

Gregory Sichenzia, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 17, 2012, MacroSolve, Inc. (the “Company”) issued (i) convertible debentures in the aggregate principal amount of $500,000 (the “Debentures”) and (ii) Series C warrants (the “Warrants”) to purchase shares of common stock of the Company (“Common Stock”) to certain investors (the “Investors”) for aggregate cash proceeds of $180,000 and the exchange of $320,000 in previously issued promissory notes.  There were four Investors, who are all directors of the Company.

The Debentures accrue interest at an annual rate of 8%, which will be paid quarterly exclusively from the Debenture Account (as hereinafter defined). Principal on the Debentures will be paid quarterly, on a pro rata basis with all Debentures, as the Debenture Account permits, but only after all accrued interest has been paid. The Debenture Account is a bank account established with a financial institution for the deposit of 25% of any funds the Company receives from any judgment or settlement in any patent infringement cases involving United States Patent Number 7,822,816.

The Debentures mature on December 31, 2019, to the extent not previously repaid.  Any Debentures that are outstanding on the maturity date that have not been repaid from the Debenture Account will be repaid by the issuance of such number of shares of Common Stock equal to the outstanding principal and/or accrued interest divided by the volume weighted average price per share of the Company’s Common Stock for the three trading days prior to the maturity date (the “Conversion Price”).

The Investor has the right, at any time after December 31, 2017, to require the Debentures to be repaid in full by cash from the Debenture Account, and to the extent such cash is not available, by shares of Common Stock at the Conversion Price.  The Company has the right, at any time after December 31, 2018, to require the Debentures to be repaid in full by cash, shares of Common Stock at the Conversion Price, or a combination of cash and shares of Common Stock.

The Warrants are exercisable at an exercise price of $0.10 per share until the earlier of December 31, 2019 or when the Investor no longer holds any Debentures. The Warrants are also exercisable on a cashless basis at any time.  The number of shares of Common Stock issuable upon exercise of the Warrants is equal to 50% of the then outstanding principal amount of the Debenture held by such Investor divided by the Conversion Price.

ITEM 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Subscription Agreement
10.02	Form of Debenture
10.03	Form of Warrant

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MACROSOLVE, INC.

Date: February 21, 2012	By:	/s/ KENDALL CARPENTER
Kendall Carpenter
Chief Financial Officer

3